UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2008

VIEW SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                       000-30178                             59-2928366

(State or other jurisdiction                            (Commission                     (IRS Employer

        of incorporation)                                       File Number)                   Identification No.)

1550 Caton Center Drive, Suite E, Baltimore, MD 21227

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 410-242-8439

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR    240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities.

As previously reported on a Form 8K Current Report, on October 15, 2008, the Company issued 2,500,000 common shares to Starr Consulting, Inc. and its assigns in exchange for forgiveness of a promissory note made in favor of Starr Consulting, Inc. on August 7, 2006 and having a face amount of $50,000 plus interest accrued of $50,000.  The estimated price per share of the transaction was $0.04. The Company also reported that it had agreed that it would issued issue additional shares to Starr Consulting, Inc. and its assigns if they failed to realize $100,000 in proceeds from their 2,500,000 shares within 90 days of issuance.  Starr Consulting, Inc. retained 500,000 shares and assigned 500,000 shares to each of the following entities: Power Network, Inc., BAF Consulting, Inc., New Age Sports, Inc., and Seville Consulting, Inc.

Star Consulting and its assigns failed to realize their $100,000 proceeds and on December 1, 2008, the Company issued the additional 2,500,000 shares to Star Consulting. Inc.   Again, Star Consulting retained 500,000 shares and assigned 500,000 shares each to Power Network, Inc., BAF Consulting, Inc., New Age Sports, Inc., and Seville Consulting, Inc.

The Company now has 16,247,163 shares of common stock issued and outstanding.

This debt conversion transaction was effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as transactions not constituting a public offering of securities because the shares were issued privately without general solicitation or advertising, and no selling commissions were paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

View Systems, Inc. (Registrant)

Date: December 1, 2008

/s/ Gunther Than

Gunther Than, CEO

(Signature)*

 *Print name and title of the signing officer under his signature.